UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported) February 12, 2026

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade, Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip code)	(Address of principal executive offices) (Zip code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.

Ordinary Shares each represented by American Depositary Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust	CUK	New York Stock Exchange, Inc.

1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Amendment No. 1 to the Amended and Restated Deposit Agreement

On February 12, 2026, Carnival plc, a public limited company organized under the laws of England and Wales (the “Company”), entered into Amendment No. 1 (the “Amendment”) to the Amended and Restated Deposit Agreement, dated as of April 21, 2003 (the “Deposit Agreement”), among the Company, JP Morgan Chase Bank, N.A., as Depositary (the “Depositary”), and all holders from time to time of American Depositary Receipts (“ADRs”) issued thereunder. The Amendment amended the termination provisions of the Deposit Agreement to provide that the Deposit Agreement will terminate: (i) upon 30 days’ notice from the Company to the Depositary; (ii) immediately and automatically upon consummation of the proposed unification of the Carnival Corporation and the Company’s dual listed company arrangement and the migration of Carnival Corporation from Panama to Bermuda; (iii) upon 30 days’ notice from the Depositary to the holders if (A) 60 days have passed since the Depositary has provided notice of its resignation as Depositary to the Company and the Company has not appointed a successor depositary, (B) 60 days have passed since the Company has provided notice of its intention to remove or replace the Depositary and the Company has not appointed a successor depositary, (C) the Company is bankrupt, in liquidation proceedings or insolvent, (D) the ADRs are delisted from the New York Stock Exchange and/or the Company’s ordinary shares are delisted from the London Stock Exchange, (E) the Company redeems all or substantially all of the deposited securities, (F) there are no deposited securities remaining, or (G) there occurs a merger, consolidation, sale of assets or other transaction as a result of which securities or other property are delivered in exchange for or in lieu of deposited securities; or (iii) if required by law.

Following termination of the Deposit Agreement due to clause (ii) above, if applicable, the Depositary will use its reasonable efforts to distribute common shares of Carnival Corporation Ltd. (“New Carnival Shares”) to the holders with respect to the ordinary shares of the Company represented by each such holder’s ADRs. If the Depositary is unable to distribute New Carnival Shares to a holder with respect to such holder’s ADRs, the Depositary may seek to sell such holder’s remaining deposited securities and distribute or hold in an account the net proceeds of such sale, net of fees owed to the Depositary, in trust (without interest) for the pro rata benefit of each holder entitled thereto.

The Amendment also made certain technical changes to the Deposit Agreement and conforming changes to the Form of ADR attached as Exhibit A thereto.

A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1

Amendment No 1 to the Amended and Restated Deposit Agreement, among Carnival plc, JP Morgan Chase Bank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder, including the Form of ADR attached as Exhibit A thereto.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ Enrique Miguez	By:	/s/ Enrique Miguez
Name:	Enrique Miguez	Name:	Enrique Miguez
Title:	General Counsel	Title:	General Counsel

Date: February 12, 2026		Date: February 12, 2026